UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
November 19, 2013
Wal-Mart Stores, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-06991	71-0415188
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 S.W. 8th Street
Bentonville, Arkansas 72716
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code:
(479) 273-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On November 19, 2013, Michael T. Duke, president and chief executive officer of Wal-Mart Stores, Inc. (the “Company”), notified the Company that he will retire from his position as president and chief executive officer, effective on the close of business on January 31, 2014. On February 1, 2014, Mr. Duke will continue in his capacity as Chairman of the Executive Committee of the Board of Directors of the Company (the “Board”) and Mr. Duke will continue to be employed as an associate of the Company through January 31, 2015. Mr. Duke will also continue his service as a director on the Board.
(c) On November 22, 2013, the Board appointed C. Douglas McMillon, age 47, as president and chief executive officer of the Company, effective February 1, 2014. Mr. McMillon was also elected to the Board on November 22, 2013. Since January 2009, Mr. McMillon has served as the Company’s executive vice president and president and chief executive officer for Walmart International and he will continue in that role through January 31, 2014. Prior to becoming the Company’s executive vice president and president and chief executive officer for Walmart International, Mr. McMillon served as the executive vice president and president and chief executive officer of Sam’s Club beginning in August 2005. Before leading Sam’s Club, Mr. McMillon served as executive vice president of Sam’s Club merchandising and replenishment from August 2002 to August 2005, and as senior vice president and general merchandise manager of Walmart U.S. from October 1999 to August 2002. Mr. McMillon joined the Company in 1990 while attending college.
The Company issued a press release on November 25, 2013 announcing Mr. Duke’s new role, the appointment of Mr. McMillon in his new role and the election of Mr. McMillon to the Board. A copy of the press release is furnished as Exhibit 99.1 to this report.
The following information indirectly involving Mr. McMillon was reported under Item 404(a) of Regulation S-K for the fiscal year ended January 31, 2013 (“fiscal 2013”) and was disclosed in the Company’s 2013 proxy statement filed on April 22, 2013. Lori Haynie, the sister of Mr. McMillon, is an executive officer of Mahco, Incorporated (“Mahco”). During fiscal 2013, the Company paid Mahco and its subsidiaries approximately $13 million in connection with the Company’s purchase of sporting goods and related products. Mahco and its subsidiaries continue to serve as a vendor to the Company and during the fiscal year ended January 31, 2014 (“fiscal 2014”) to date, the Company paid Mahco approximately $9.7 million for the purchase of sporting goods and related products.
The following information indirectly involving Mr. McMillon was also reported under Item 404(a) of Regulation S-K for fiscal 2013 and was disclosed in the Company’s 2013 proxy statement filed on April 22, 2013. Nichole R. Bray, a senior manager at Sam’s Club, is the sister-in-law of Mr. McMillon. For fiscal 2013, the Company paid Ms. Bray a salary of $122,200 and a bonus of $22,700 under the Management Incentive Plan and other benefits totaling approximately $13,900 (including matching contributions by the Company to Ms. Bray’s 401(k) Plan account and health insurance premiums). Ms. Bray also received a grant of 504 restricted stock rights in fiscal 2013. Ms. Bray continues to serve as an associate and for fiscal 2014 the Company has paid Ms. Bray $99,900 in salary to date and Ms. Bray received a grant of 449 restricted stock rights in fiscal 2014, as well as other benefits totaling approximately $14,900 (including matching contributions by the Company to Ms. Bray’s 401(k) Plan account and health insurance premiums). Mr. Greg T. Bray, a senior director in the Company’s Finance department, is the brother-in-law of Mr. McMillon. For fiscal 2013, the Company paid Mr. Bray a salary of $160,250 and a bonus of $35,900 under the Management Incentive Plan and other benefits totaling approximately $15,100 (including matching contributions by the Company to Mr. Bray’s 401 (k) Plan account and health insurance premiums). Mr. Bray also received a grant of 588 restricted stock rights in fiscal 2013. Mr. Bray continues to serve as an associate and for fiscal 2014 the Company has paid Mr. Bray $131,800 in salary to date and Mr. Bray received a grant of 641 restricted stock rights in fiscal 2014, as well as other benefits totaling approximately $15,700 (including matching contributions by the Company to Mr. Bray’s 401(k) Plan account and health insurance premiums).
The Company entered into a covenant not to compete agreement with Mr. McMillon in January 2010. This covenant not to compete agreement is substantially similar to the form of covenant not to compete agreement entered into with executive officers of the Company that is attached as Exhibit 10(p) to the Company’s Form 10-K filed on March 30, 2010. The covenant not to compete agreement prohibits Mr. McMillon, for a period of two years following his termination of employment with the Company for any reason, from participating in a business that competes with the Company and from soliciting the Company’s associates for employment. The covenant not to compete agreement also provides that, if Mr. McMillon is terminated from the Company for any reason, other than his violation of the Company’s policies, the Company will continue to pay his base salary for two years following termination of employment. Mr. McMillon’s covenant not to compete agreement also provided for a restricted stock grant of 37,016 shares of Company stock at the time of execution in January 2010.

(d) Mr. McMillon was also elected to the Board on November 22, 2013 and there were no compensatory arrangements entered into in connection with his election to the Board. Mr. McMillon was appointed to the Board’s Executive Committee and Global Compensation Committee.
(e) On November 22, 2013, the Company entered into an agreement with Mr. Duke, which will continue through January 31, 2015 (the “Agreement”). The Agreement is attached as Exhibit 10.1 and is incorporated herein by reference. The Agreement was approved by the Company’s Compensation, Nominating and Governance Committee of the Board on November 21, 2013. Beginning February 1, 2014, Mr. Duke’s salary will be $1.1 million on an annual basis, he will not be eligible to participate in the Company’s Management Incentive Plan and his restricted stock and performance shares will continue to vest in the normal course through January 31, 2015, with several exceptions. Mr. Duke will forfeit 100 percent of the 157,895 target performance shares he received on January 28, 2013. The Company will accelerate certain restricted stock grants for 52,632 shares that are scheduled to vest on January 28, 2016, to January 31, 2015, as long as Mr. Duke remains employed with the Company through January 31, 2015. The Agreement, which also operates as an amendment to Mr. Duke’s covenant not to compete agreement, extends the non-competition and non-solicitation provisions through January 31, 2018.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

10.1    Agreement by and between the Company and Michael T. Duke dated November 22, 2013
99.1    Press Release dated November 25, 2013 announcing management changes

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 25, 2013

WAL-MART STORES, INC.

By:	/s/Gordon Y. Allison
Gordon Y. Allison
Vice President and General Counsel, Corporate

EXHIBIT INDEX

Exhibit No.	Exhibit Name
10.1	Agreement by and between the Company and Michael T. Duke dated November 22, 2013
99.1	Press Release dated November 25, 2013 announcing management changes

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